The Palmetto Bank
Quarterly Report - 2nd Quarter

                                        As of and for the six
                                         months ended June 30,
                                         2004          2003
                                         ----          ----
                                             (unaudited)

Significant Operating Ratios Based on Earnings
Return on average assets                 1.30 %        1.35
Return on average equity                15.74         16.09
Net interest margin                      4.66          5.07
Efficiency ratio                        62.69         62.15


Significant Capital Ratios
Average equity to average assets         8.24 %        8.40
Equity to assets at period end           7.92          8.38
Tier 1 risk based capital                9.43          9.53
Total risk based capital                10.49         10.55
Tier 1 leverage ratio                    7.76          7.78


Significant Credit Quality Ratios
Nonaccrual loans to total assets         0.32 %        0.48
Net charge-offs to average loans
      less mortgage loans held for sale  0.28          0.37



Bank Notes
----------

Debbie C. Sloan has joined The Palmetto Bank as mortgage originator for Anderson and Oconee Counties. With more than 30 years of experience in banking, Sloan will originate mortgage loans for customers at the bank's four branch offices in Anderson, Seneca and Pendleton. An Upstate native, she is a board member and treasurer of the Community Housing Resource Board of Anderson and an active member of the Association of Realtors and the Home Builders Association in Anderson.

NEW INTERNET BANKING ENHANCEMENTS

The Palmetto Bank recently enhanced its Internet Banking service to include check image retrieval. After signing into Internet Banking accounts, customers can go to their Account History to view checks. Any check for which an image exists has a blue hyperlink that displays View Image. When the customer clicks on this link, both the front and back of the check are displayed.

More features also have been added to The Palmetto Bank's Bill Pay service to give customers more flexibility and control for organizing the bill payment process. The new Bill Pay system includes bill presentment, online help and the ability to track the status of payments.

To Our Shareholders:

We are pleased to report on the second quarter and six-month periods ended June 30, 2004. Excellent results in the second quarter were achieved amid growing optimism with consumer and business confidence for the Upstate economy. The July 1 increase in short-term rates by the Federal Reserve signaled improvement for the national economy with a cautionary eye toward the future. Upstate South Carolina, while still adjusting to the loss of jobs in the past three years, continues to grow opportunity for a brighter economic recovery. Strong demand for credit in the Upstate is our barometer for a growing, healthy economy, and as we enter into the second half of the year, we see real evidence of improvement.

We are pleased with second quarter net income of $2.8 million, a 3% increase over net income for the second quarter of 2003. While this result reflects lower margins over the past 12 months-an industry-wide event-it also shows evidence of improved credit quality and excellent expense control. Net income per share on a diluted basis was $.44 cents per share, a 5% increase over $.42 for the same period in 2003.

For the six-month period ended June 30, we continue to exceed annual profit projections, posting six-month net income of $5.8 million, a 4% increase over the first six months of 2003. Net income per diluted share for the past six months was $.91, a 5% increase over $.87 for the same period in 2003. Profitability returns were excellent, with a return on equity for shareholders of 15.7% and a return on assets of 1.3%. Excellent results for the first six months of 2004 are reflected in the year to date cash dividends paid of $.28 per share compared with last year's dividends of $.24, an increase of 16.7%.

While net interest income is the primary driver of our bottom line, we are very pleased that total profitability is derived from major contributions in all income-producing areas of the company. An expertly managed securities portfolio continues to add value to earnings per share as do activities from trust and investment strategies. Even while the residential mortgage market has slowed in the last six months, we continue to enjoy added income benefits from servicing a portfolio of over $300 million residential mortgage loans.

Profit results at the end of the first six months of 2004 reflect the combined efforts of all areas of the company responsible for earning assets and fee income, along with holding noninterest expenses to an increase of only 2%.

Total assets at June 30 were at $941.5 million, a 9.5% increase above mid-year 2003, primarily reflecting growth of both securities held and growth in the loan portfolio where credit quality continues to be excellent. Net charge-offs to average loans through the first six months continues a decline to .28% versus ..37% last year, and nonaccrual loans to total loans have declined from .60% at June 30, 2003 to .42% at June 30, 2004. Our delinquency ratios on loans in the retail bank are among the best in recent years at .73% for loans over 30 days past due. The allowance for loan losses has increased to approximately $8 million, a 13.7% increase over mid-year 2003.

While we remain optimistic about the next half of 2004, we recognize results will not come without significant challenges being met. In light of this, we continue to reinforce our aggressive business plan for the Upstate with better technology and the most talented and capable employees in our 98-year history. They are dedicated and understand their responsibility to shareholders, to customers, to each fellow employee and to our communities.

As shareholders, we are always mindful of your concerns, and we appreciate your continued loyal support.

Sincerely,


/s/ L. Leon Patterson

L. Leon Patterson
Chairman and Chief Executive Officer

                         Consolidated Balance Sheets
                      (in thousands, except share data)

                                                                       June 30,
                                                                  2004          2003
                                                                  ----          ----
                                                                     (unaudited)
Assets
Cash and due from banks                                         $ 25,802         28,387
Federal funds sold                                                 1,338          1,880
                                                                --------      ---------
    Cash and cash equivalents                                     27,140         30,267

Federal Home Loan Bank (FHLB) stock, at cost                       2,122          1,868
Investment securities available for sale at fair market value    152,209        115,380
Mortgage loans held for sale                                       4,033         12,963

Loans                                                            719,043        666,627
    Less allowance for loan losses                                (7,983)        (7,022)
                                                               ---------      ---------
       Loans, net                                                711,060        659,605

Premises and equipment, net                                       22,488         19,934
Accrued interest receivable                                        4,105          4,002
Other assets                                                      18,337         15,937
                                                               ---------      ---------
         Total assets                                          $ 941,494        859,956
                                                               =========      =========

Liabilities and shareholders' equity
Liabilities
Deposits
    Noninterest-bearing                                        $ 122,463        120,343
    Interest-bearing                                             662,395        624,062
                                                               ---------      ---------
       Total deposits                                            784,858        744,405

Retail repurchase agreements                                      18,790         12,750
Commercial paper (Master notes)                                   15,197         19,676
Federal funds purchased                                           13,286          5,900
FHLB Advances                                                     30,000              -
Other liabilities                                                  4,808          5,119
                                                               ---------      ---------
       Total liabilities                                         866,939        787,850
                                                               ---------      ---------

Shareholders' equity
Common stock - par value $5.00 per share;
    authorized 10,000,000 shares; issued and
    outstanding 6,269,535, 6,351,339 and 6,263,210
    at June 30, 2004 and 2003 and December 31, 2003,
    respectively.                                                 31,348         31,757
Capital surplus                                                      298            225
Retained earnings                                                 43,525         38,260
Accumulated other comprehensive income (loss), net of tax           (616)         1,864
                                                               ---------      ---------
       Total shareholders' equity                                 74,555         72,106
                                                               ---------      ---------

         Total liabilities and shareholders' equity            $ 941,494        859,956
                                                               =========      =========

Assets under management
    Palmetto Bancshares, Inc. and subsidiary                   $ 941,494        859,956
    Trust                                                        259,327        242,223
    Investment                                                   131,092        108,449
    Mortgage loans serviced for others                           269,602        265,792
                                                              ----------      ---------
       Total assets under management                          $1,601,515      1,476,420
                                                              ==========      =========

                                  Consolidated Statements of Income
                                  (in thousands, except share data)

                                                         For the three months          For the six months
                                                             ended June 30,                 June 30,
                                                         ---------------------         ------------------
                                                           2004        2003             2004        2003
                                                           ----        ----             ----        ----
                                                              (unaudited)                  (unaudited)
Interest income
    Interest and fees on loans                            $ 11,232      11,629         22,503      23,172
    Interest and dividends on investment securities
       available for sale                                    1,013         872          1,969       1,878
    Interest on federal funds sold                              14          28             29          63
    Dividends on FHLB stock                                     20          19             39          42
                                                          --------     -------        -------     --------
         Total interest income                              12,279      12,548         24,540      25,155

Interest expense
    Interest on deposits, including retail repurchase
       agreements                                            2,413       2,688          4,893       5,492
    Interest on securities sold under agreements to
       repurchase and reverse repurchase agreements             32           -             32           -
    Interest on federal funds purchased                         12           8             31          12
    Interest on FHLB advances                                   45           -             45           -
    Interest on commercial paper (Master notes)                 22          29             45          52
                                                          --------     -------        -------     --------
         Total interest expense                              2,524       2,725          5,046       5,556
                                                          --------     -------        -------     --------

            Net interest income                              9,755       9,823         19,494      19,599

Provision for loan losses                                      750         900          1,500       1,800
                                                          --------     -------        -------     --------

            Net interest income after provision for
               loan losses                                   9,005       8,923         17,994      17,799

Noninterest income
    Service charges on deposit accounts                      2,197       2,217          4,280       4,221
    Net fees for trust and brokerage services                  768         672          1,438       1,270
    Mortgage banking income                                    161         (14)           326          86
    Investment securities gains                                  -         186            108         281
    Other                                                      725         687          1,421       1,324
                                                          --------     -------        -------     --------
         Total noninterest income                            3,851       3,748          7,573       7,182

Noninterest expense
    Salaries and other personnel                             5,049       4,989          9,685       9,480
    Occupancy                                                  598         541          1,189       1,108
    Furniture and equipment                                    855         839          1,738       1,652
    Postage and supplies                                       273         409            594         805
    Marketing and advertising                                  372         253            586         437
    Telephone                                                  187         188            369         372
    Professional services                                      226         127            412         284
    Other                                                    1,194       1,329          2,427       2,547
                                                          --------     -------        -------     --------
         Total noninterest expense                           8,754       8,675         17,000      16,685
                                                          --------     -------        -------     --------

            Income before income taxes                       4,102       3,996          8,567       8,296

Provision for income taxes                                   1,306       1,288          2,741       2,686
                                                          --------     -------        -------     --------

            Net income                                     $ 2,796       2,708          5,826       5,610
                                                          ========     =======        =======     ========

Share Data
    Net income - Basic                                      $ 0.45        0.43           0.93        0.89
    Net income - Diluted                                      0.44        0.42           0.91        0.87
    Cash dividends                                            0.14        0.12           0.28        0.24
    Book value                                               11.89       11.35          11.89       11.35
    Weighted average common shares outstanding - basic   6,266,931   6,346,105      6,265,500   6,336,455
    Weighted average common shares outstanding - diluted 6,381,267   6,498,919      6,379,006   6,483,582